PLAYTIKA HOLDING CORP. Fourth Quarter and Fiscal Year 2022 Results February 28, 2023

LEGAL DISCLAIMER Forward-Looking Statements This presentation contains forward-looking statements. All statements contained in this presentation other than statements of historical facts, including statements regarding our business strategy, plans, market growth and our objectives for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expect,” “would,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements contained in this presentation include, but are not limited to, future revenues, expenses, and capital requirements; the implementation of our business model and strategic plans and initiatives including increased focus on in- house game development; our ability to improve on our user metrics and our ability among others. We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this presentation and are subject to a number of risks, uncertainties and assumptions, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about us. Because forward-looking statements are inherently subject to risks and uncertainties, including our ability to compete in the market; our future relationship with third-party platforms, such as the iOS App Store and the Google Play Store; our ability to successfully launch new games and enhance our existing games that are commercially successful; continued growth in demand for in-app purchases in mobile games; our ability to acquire and integrate new games and content; the ability of our games to generate revenues; capital expenditures and investments in our infrastructure; our use of working capital in general; retaining existing players, attracting new players and increasing the monetization of our player base; our ability to successfully manage our game economies; maintaining a technology infrastructure that can efficiently and reliably handle increased player usage, fast load times and the deployment of new features and products; attracting and retaining qualified employees and key personnel; the impact of geopolitical events, including relating to Ukraine; the impact of an economic recession or periods of increased inflation and any reductions to household spending on the types of discretionary entertainment we offer; maintaining , protecting and enhancing our intellectual property; protecting our players’ information and adequately addressing privacy concerns; our ability to expand into new markets and distribution platforms; and successfully acquiring and integrating companies and assets. Because some of these risks and uncertainties cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially , from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur, and reported results should not be considered as an indication of future performance. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. This presentation also contains estimates and other statistical data made by independent parties and by Playtika relating to market size and growth and other data about Playtika’s industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures of us, including Retention Plan Adjusted EBITDA and Credit Adjusted EBITDA. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. You should not consider these non-GAAP financial measures in isolation, or as a substitute for analysis of results as reported under GAAP. For information regarding the non-GAAP financial measures used by us, and for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, see the Appendix to this presentation. 2

FY2022 FINANCIAL RESULTS SUMMARY 3 Guidance Actual Revenue $2,600 to $2,660 million $2,615.5 million Net Income - $275.3 million Net Income Margin % - 10.5% Credit Adjusted EBITDA - $805.1 million Credit Adjusted EBITDA Margin % - 30.8% Retention Plan Adjusted EBITDA $900 to $940 million $919.0 million Retention Plan Adjusted EBITDA Margin % 34.6% to 35.3% 35.1% Capital Expenditures $125 to $130 million $110 million Note: USD in millions. See appendix for definitions of Retention Plan Adjusted EBITDA and Credit Adjusted EBITDA. Retention Plan Adjusted EBITDA and Credit Adjusted EBITDA are non-gaap measures, see reconciliation on slide 15.

FY2022 SELECTED HIGHLIGHTS FY22 Revenue of $2,615.5 million, Net Income of $275.3 million, Credit Adjusted EBITDA of $805.1 million, and Retention Plan Adjusted EBITDA of $919.0 million Revenue increased by 1.3% Y/Y Net income declined by (10.8)% Y/Y Credit Adjusted EBITDA declined by (5.1)% Y/Y Retention Plan Adjusted EBITDA declined by (6.5)% Y/Y Direct-to-Consumer Platform revenue grew 14.7% Y/Y 8 Games generated over $100 million or more in revenue in FY2022 Casual Themed Games Portfolio represents 53.8% of overall revenue vs. 48.7% in FY2021 314K Average Daily Paying Users, 4.7% increase Y/Y 9.4 million Average Daily Active Users, (9.6)% decline Y/Y Generated over $380 million of Free Cash Flow Returned $600 million to shareholders through Tender Offer 4 Note: USD in millions. See appendix for definitions of Credit Adjusted EBITDA, Average Daily Paying Users, Average Daily Active Users, ARPDAU, and Free Cash Flow. Credit Adjusted EBITDA, Retention Plan Adjusted EBITDA, and Free Cash Flow are non-gaap measures, see reconciliation on slides 15 and 16.

FY2022 FINANCIAL HIGHLIGHTS 5 Revenue Free Cash Flow +1.3% (15.1)% Note: USD in millions. See appendix for definitions of Credit Adjusted EBITDA and Free Cash Flow. Credit Adjusted EBITDA and Free Cash Flow are non-gaap measures, see reconciliation on slides 15 and 16. Net Income (10.8)% Credit Adjusted EBITDA (5.1)%

Q4 OPERATING HIGHLIGHTS FY22 Q4 Revenue of $631.2 million, Net Income of $87.5 million, Credit Adjusted EBITDA of $202.6 million, and Retention Plan Adjusted EBITDA of $228.9 million Revenue declined by (2.7)% Y/Y Net income declined by (14.5)% Y/Y Credit Adjusted EBITDA increased by 15.0% Y/Y Retention Plan Adjusted EBITDA increased by 7.7% Y/Y Q4 Direct-to-Consumer Platform revenue increased 6.6% Y/Y Casual Themed Games Portfolio represents 54.7% of overall revenue vs. 51.8% in Q4 of FY2021 313K Average Daily Paying Users, 0.6% increase Y/Y 8.8 million Average Daily Active Users, (14.6)% decline Y/Y $0.78 ARPDAU, 14.7% increase Y/Y Average Daily Payer Conversion of 3.5%, 50 bps increase Y/Y 6 Note: USD in millions. See appendix for definitions of Credit Adjusted EBITDA, Average Daily Paying Users, Average Daily Active Users and ARPDAU. Credit Adjusted EBITDA and Retention Plan Adjusted EBITDA are non-gaap measures, see reconciliation on slide 15.

Q4 BUSINESS HIGHLIGHTS Bingo Blitz, Q4 revenue: $155.1 million, 18.4% increase year-over-year Highest revenue grossing game in our portfolio Several in-game Live Operations celebrations around Bingo’s 12-year anniversary New Team gameplay mechanism, where our players can work together to complete missions that earn them virtual in- game rewards Technology improvement in the game through our “Play Now” initiative, which significantly decreased the waiting time to start a new Bingo round by 65% Slotomania, Q4 revenue: $149.2 million, (9.0)% decline year-over-year Quarter-over-quarter stability in revenue KPI growth driven by launch of major features such as new Piggy Cards, a new jackpot mechanism, and improvements to Slotomania Clans Shifting the focus back to the core of the game with slot-style content and optimizing the game economy Solitaire Grand Harvest, Q4 revenue: $72.8 million, 18.7% increase year-over-year Broke the $1 million revenue per day barrier in the fourth quarter Strong combination of Albums and collections (Halloween, Christmas, and New Year’s Eve) 7

QUARTERLY KPI TRENDS 8 Average Daily Paying Users (in millions) Average Daily Active Users (in millions) Average Revenue per Daily Active User Average Payer Conversion +0.6% (14.6)% +50 bps +14.7% Note: See appendix for definitions of Average Daily Paying Users, Average Daily Active Users, Average Revenue per Daily Active User, and Average Payer Conversion.

QUARTERLY REVENUE BY PLATFORM 9 Direct-to-Consumer Platforms Revenue Third-Party Platforms RevenueTotal Revenue (2.7)% +6.6% (5.3)% Note: USD in millions. See appendix for definitions of Direct-to-Consumer Platforms.

REVENUE CONTRIBUTION 10 Revenue Mix (Casual and Social Casino) Revenue Mix (DTC and 3rd Party Platforms) Note: See appendix for definitions of Casual Themed Games, Social Casino Themed Games, and Direct-to-Consumer Platforms.

SELECTED QUARTERLY FINANCIALS 11 Note: USD in millions. See appendix for definitions of Credit Adjusted EBITDA. Credit Adjusted EBITDA is a non-gaap measure, see reconciliation on slide 15. Net Income (14.5)% Credit Adjusted EBITDA and Margin +15.0%

CAPITAL STRUCTURE OVERVIEW 12 Available Liquidity (as of 12/31/22) Debt Maturity Profile (as of 12/31/22) Approximately $1.37 billion in available liquidity Liquidity will continue to improve with significant Free Cash Flow generation No near-term debt maturities Net LTM leverage of approximately 2.1x $600M of capital returned to shareholders in FY22 Capital Structure and Capital Allocation Note: USD in millions.

FISCAL YEAR 2023 GUIDANCE 13 FY22 Actual FY23 Guidance Revenue $2,615.5 million $2,570 - $2,620 million Credit Adjusted EBITDA $805.1 million $805 - $830 million Credit Adjusted EBITDA Margin 30.8% 31.3% to 31.7% Capital Expenditures $110 million $115 - $120 million Note: USD in millions. See appendix for definition of Credit Adjusted EBITDA. Credit Adjusted EBITDA is a non-gaap measure, see reconciliation of historical figures on slide 15.

APPENDIX Credit Adjusted EBITDA: Our Credit Agreement defines Adjusted EBITDA (which we call “Credit Adjusted EBITDA”) as net income b efore (i) interest expense, (ii) interest income, (iii) provision for income taxes, (iv) depreciation and amortization expense, (v) stock -based compensation, (vi) contingent consideration, (vii) acquisition and related expenses, and (viii) certain other items. We supplementally present Credit Adjusted EBITDA because it is a key operating measure used by our management to assess our f inancial performance. Credit Adjusted EBITDA adjusts for items that we believe do not reflect the ongoing operating performance of our business, such as certain noncash items, unusual or infrequent items or items that change from period to period without any material relevance to our operating performance. Management believes Credit Adjusted EBITDA is useful to investors and analysts in highlighting trends in our ope rating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Credit Adjusted EBITDA to supplement GAAP measures of performance in the eva luation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against other peer comp anies using similar measures. We evaluate Credit Adjusted EBITDA in conjunction with our results according to GAAP because we believe it provides investors and analysts a more complete understanding of factors and trends affecting our business than GAAP measures alone. Credit Adjusted EBITDA s hould not be considered as an alternative to net income (loss) as a measure of financial performance, or any other performance measure der ived in accordance with GAAP. Non-GAAP Financial Measure 14

APPENDIX

Reconciliation of GAAP to Non-GAAP Measure

	Three Months Ended, December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Credit Adjusted EBITDA Reconciliation					
Net Income	$ 102.3	$ 83.2	$ 36.4	$ 68.2	$ 87.5
Provision for income taxes	(19.5)	9.7	32.5	38.9	4.4
Interest expense and other, net	29.2	27.5	22.4	24.3	36.4
Depreciation and amortization	42.5	39.5	42.6	39.6	40.3
EBITDA	$ 154.5	$ 159.9	$ 133.9	$ 171.0	$ 168.6
Stock-based compensation (1)	27.6	39.8	35.4	31.6	16.7
Contigent consideration	(6.6)	(23.0)	20.3	(11.4)	(0.2)
Acquisition and related expenses (2)	0.1	9.0	4.6	6.1	5.0
Other items (3)	0.5	11.8	7.3	6.2	12.5
Credit Adjusted EBITDA	$ 176.1	$ 197.5	$ 201.5	$ 203.5	$ 202.6
Long-term cash compensation (4)	24.2	24.9	28.0	27.0	26.3
M&A related retention payments (5)	12.2	(1.9)	9.4	0.2	-
Retention Plan Adjusted EBITDA	$ 212.5	$ 220.5	$ 238.9	$ 230.7	$ 228.9

(1) Reflects, for all years, stock-based compensation expense related to the issuance of equity awards to certain of our employees.
(2) Amounts for the year ended December 31, 2022 primarily relate to expenses incurred by the Company in connection with our evaluation of strategic alternatives for the Company.
(3) Amounts for the three months ended December 31, 2022 consists of $1.0 million incurred by the Company for severance, $0.1 million incurred by the Company for relocation and support provided to employees due to the war in Ukraine and $10.3 million incurred related to the announced restructuring activities. Amounts for the year ended December 31, 2022 consists of $13.2 million incurred by the Company for severance, $4.1 million incurred by the Company for relocation and support provided to employees due to the war in Ukraine, and $16.4 million incurred related to the announced restructuring activities.
(4) Includes expenses recognized for grants of annual cash awards to employees pursuant to our Retention Plans, which awards are incremental to salary and bonus payments, and which plans expire in 2024.
(5) Includes retention awards to key individuals associated with acquired companies as an incentive to retain those individuals on a long-term basis. The amount for the year ended December 31, 2022 primarily relates to the reduction of contingent consideration payable to employees of the Company that were also selling Shareholders of Reworks. This portion of the contingent consideration is being accounted for as an M&A retention payment to these employees, with changes in the amounts recognized as compensation expense.

Playtika Note: USD in millions. 15

APPENDIX Reconciliation of GAAP to Non-GAAP Measure (Continued) 16Note: USD in millions. Twelve Months Ended, December 31, 2021 December 31, 2022 Free Cash Flow Reconciliation Net cash provided by operating activities  551.7$ 493.7$ Purchase of property and equipment 47.4 68.3 Capitalization of internal use software costs 33.1 30.1 Purchase of intangible assets 19.1 11.6 Free Cash Flow 452.1$ 383.7$

APPENDIX Average Revenue per Daily Active User: or “ARPDAU” means (i) the total revenue in a given period, (ii) divided by the number of days in that period, (iii) divided by the average Daily Active Users during that period. Daily Active Users: or “DAUs” means the number of individuals who played one of our games during a particular day on a particular platform. Under this metric, an individual who plays two different games on the same day is counted as two DAUs. Similarly, an individual who plays the same game on two different platforms (e.g., web and mobile) or on two different social networks on the same day would be counted as two Daily Active Users. Average Daily Active Users for a particular period is the average of the DAUs for each day during that period. Daily Paying Users: or “DPUs” means the number of individuals who purchased, with real world currency, virtual currency or items in any of our games on a particular day. Under this metric, an individual who makes a purchase of virtual currency or items in two different games on the same day is counted as two DPUs. Similarly, an individual who makes a purchase of virtual currency or items in any of our games on two different platforms (e.g., web and mobile) or on two different social networks on the same day could be counted as two Daily Paying Users. Average Daily Paying Users for a particular period is the average of the DPUs for each day during that period. Daily Payer Conversion: means (i) the total number of Daily Paying Users, (ii) divided by the number of Daily Active Users on a particular day. Average Daily Payer Conversion for a particular period is the average of the Daily Payer Conversion rates for each day during that period. Casual Themed Games: portfolio of games that include - Bingo Blitz, Solitaire Grand Harvest, June’s Journey, Best Fiends, Board Kings, Pirate Kings, Pearl’s Peril, Best Fiends Stars, Redecor and Other. Social Casino Themed Games: portfolio of games that include - Slotomania, House of Fun, Caesars Slots, World Series of Poker, and Other. Direct-to-Consumer Platforms: Playtika’s own internal proprietary platforms where payment processing fees and other related expenses for in-app purchases are typically 3 to 4%, compared to 30% platform fee for third party platforms. Free Cash Flow: net cash provided by operating activities minus i) the purchase of property and equipment, ii) capitalization of internal use software, and iii) purchase of intangible assets. Glossary of Key Terms 17

APPENDIX Credit Adjusted EBITDA: Our Credit Agreement defines Adjusted EBITDA (which we call “Credit Adjusted EBITDA”) as net income before (i) interest expense, (ii) interest income, (iii) provision for income taxes, (iv) depreciation and amortization expense, (v) stock-based compensation, (vi) contingent consideration, (vii) acquisition and related expenses, and (viii) certain other items. Retention Plan Adjusted EBITDA: We define Retention Plan Adjusted EBITDA as net income before (i) interest expense, (ii) interest income, (iii) provision for income taxes, (iv) depreciation and amortization expense, (v) stock-based compensation, (vi) contingent consideration, (vii) acquisition and related expenses, (viii) expense under our long-term compensation plans, (ix) M&A-related retention payments, and (x) certain other items. Glossary of Key Terms (Continued) 18